1[POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS 1a[EFFECTIVE DATE]

1b[THIS TABLE REPLACES ANY PREVIOUS TABLE OF ADDITIONAL BENEFIT RIDERS]

The Additional Riders listed below are included in the policy.

2[Integrated Term Insurance Rider:	Expiry Date: 2a[September 7, 2087]

Policy Continuation Rider:	Policy Continuation Trigger Percentage: 3[95%]]

Variable Indexed Options Rider	4[Separate Account 67]

Segment Start Date:	5[The 3rd Friday of each calendar month]

Segment Maturity Date:	6[The 3rd Friday of the same calendar month as the calendar month of the Segment Start Date, in the calendar year next following the calendar year of the Segment Start Date]

7[Indexed Option:	Index (The value of the Index excludes dividends)	Segment Loss Absorption Threshold Rate	Guaranteed Minimum Growth Cap Rate*	Guaranteed Participation Rate:
Standard	8[S&P 500 Price Return index	-10%	9[5%	10[100%
Standard	S&P 500 Price Return index	-15%	4.5%	100%
Standard	S&P 500 Price Return index	-20%	4.25%	100%
Dual Direction	S&P 500 Price Return index	-10%	4.5%	100%
Step Up	S&P 500 Price Return index ]	-10%	4.5%]	100%]]

Investment fund for VIO Holding Accounts:	11[EQ/Money Market Variable Investment Fund – Separate Account FP]

Investment fund if (1) we restrict future allocations to one or more Indexed Options, or (2) the offering of an Indexed Option is terminated:	12[EQ/Money Market Variable Investment Fund – Separate Account FP]

13[*For each Indexed Option, you can specify a minimum Growth Cap Rate below which you do not wish to participate in a Segment. In the event that a Growth Cap Rate is set for a new Segment and that rate is less than the rate you specified, if any, any amount in the VIO Holding Account for the applicable Indexed Option will not be transferred into that new Segment. For any Indexed Option, if you do not specify a minimum Growth Cap Rate, any amount in the VIO Holding Account for the applicable Indexed Option will be transferred into that new Segment, subject to the requirements, conditions, and limitations described in this rider. Upon request, we will provide instruction as to how you may specify a minimum Growth Cap Rate for any Indexed Option.]]

22-VIOS-3	1c[Page 3.3]

1[POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS 1a[EFFECTIVE DATE]

1b[THIS TABLE REPLACES ANY PREVIOUS TABLE OF ADDITIONAL BENEFIT RIDERS]

14[Indexed Options - Standard

If the Segment Index Performance Rate multiplied by the Guaranteed Participation Rate:	Then the Segment Index-Linked Rate of Return will be:

Is greater than the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate

Is greater than or equal to 0% but less than or equal to the Growth Cap Rate for the Segment Term	Equal to the Segment Index Performance Rate multiplied by Guaranteed Participation Rate

Is less than 0% but greater than or equal to the Segment Loss Absorption Threshold Rate for the Segment Term	Equal to 0%

Is less than the Segment Loss Absorption Threshold Rate for the Segment Term	Equal to the Segment Index Performance Rate multiplied by the Guaranteed Participation Rate, less the Segment Loss Absorption Threshold Rate

Indexed Option - Step Up

If the Segment Index Performance Rate multiplied by the Guaranteed Participation Rate:	Then the Segment Index-Linked Rate of Return will be:

Is greater than the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate

Is greater than or equal to 0% but less than or equal to the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate

Is less than 0% but greater than or equal to the Segment Loss Absorption Threshold Rate for the Segment Term	Equal to 0%

Is less than the Segment Loss Absorption Threshold Rate for the Segment Term	Equal to the Segment Index Performance Rate multiplied by the Guaranteed Participation Rate, less the Segment Loss Absorption Threshold Rate

Indexed Option - Dual Direction

If the Segment Index Performance Rate multiplied by the Guaranteed Participation Rate:	Then the Segment Index-Linked Rate of Return will be:

Is greater than the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate

Is greater than or equal to 0% but less than or equal to the Growth Cap Rate for the Segment Term	Equal to the Segment Index Performance Rate multiplied by the Guaranteed Participation Rate

Is less than 0% but greater than or equal to the Segment Loss Absorption Threshold Rate for the Segment Term	Equal to the absolute value* of the Segment Index Performance Rate multiplied by Guaranteed Participation Rate

Is less than the Segment Loss Absorption Threshold Rate for the Segment Term	Equal to the Segment Index Performance Rate multiplied by the Guaranteed Participation Rate, less the Segment Loss Absorption Threshold Rate

* For purposes of this rider, the “absolute value” of any amount is the non-negative value of that amount without regard to its mathematical sign (positive or negative). If the Segment Index Performance Rate is negative and if the absolute value of the Segment Index Performance Rate is greater than the Growth Cap Rate and less than the absolute value of the Segment Loss Absorption Threshold Rate, then the resulting Segment Index-Linked Rate of Return may be greater than the Growth Cap Rate.]]

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